Exhibit 99.1

FROM:    LOTTERY & WAGERING SOLUTIONS INC.
         INVESTOR RELATIONS - MILES GREENBERG
         TELEPHONE (954) 916-2610

                                                           FOR IMMEDIATE RELEASE


            LOTTERY & WAGERING SOLUTIONS INC. ANNOUNCES EXECUTION OF
            TERM SHEET RELATING TO FUNDING OF VIETNAMESE PROJECT AND
                                   THAT IT HAS
                 REPURCHASED 300,000 SHARES OF ITS COMMON STOCK

         FORT LAUDERDALE, FL, DECEMBER 16, 2002 - Lottery & Wagering Solutions, Inc. (OTC-BB: "LWSL") today announced that it has been advised that Pacific Lottery Corporation ("PLC") (formerly, Applied Gaming Solutions of Canada, Inc.) has executed a term sheet with Genting International PLC ("Genting") under which PLC is to sell certain of its securities to Genting for $4.5 Million CDN in a private placement. The funds from the private placement are to be exclusively used in connection with the development of an online lottery program in Ho Chi Minh City and the Southern provinces of Vietnam. As set forth in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002, the Company has agreed with PLC, subject to the fulfillment of various conditions, to exchange its investment in the Vietnamese lottery project for common shares of PLC. Under the debt and equity reorganization proposed by PLC, the Company will be entitled to receive 7,569,483 common shares of PLC (valued at $.30CDN per share) in payment of the advances the Company earlier made for the Vietnamese project. Securities of PLC are traded on the Canadian Venture Exchange under the symbol TSX-Venture: "LUK".

         PLC has agreed to provide a "finders option" to the Company upon the closing of the private placement to compensate the Company for assisting in bringing about the private placement. The finders option will consist of warrants to purchase 1,400,000 common shares of PLC at $.30CDN per share (exercisable for a twenty four month period).

         The closing of the private placement, the issuance of the shares to the Company and the grant to the Company of the warrants are subject, among other things, to PLC obtaining the various necessary and required regulatory approvals.

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         The Company today also announced that it had completed the repurchase of 300,000 shares of its common stock in a private transaction which had previously been negotiated with four investors at a price of $1.25 per share. The Company had sold such shares to the four investors in March 2002, as part the funding for the development of the online lottery in Vietnam. A total of 1,119,000 shares of the Company's common stock remain outstanding.

         Lottery & Wagering Solutions, Inc. operates a casino in Suriname, and is engaged in seeking and attempting to develop other opportunities in the gaming industry.

         This Press Release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this document regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including but not limited to, the Company's working capital deficit and accumulated deficit; risks associated with geographic expansion and new lines of business; risks inherent in international businesses; risks relating to the Sakhalin Project; risks relating to the development of the Vietnamese lottery; possible change in control; political and economic factors; risks of foreign legal systems; restrictions and controls on foreign investments and acquisitions of majority interests; government regulation; nature of the gaming industry; dependence on successful gaming operations; collectability of casino receivables; effects of inflation and currency fluctuations; competition; reliance on advances and dividends from subsidiaries; limited public market and liquidity, and other risks detailed in the Company's Securities and Exchange Commission filings.